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                                                                          OTHER

                                 DEAN WITTER
                                    FUNDS
                             MULTIPLE CLASS PLAN
                            PURSUANT TO RULE 18F-3

   INTRODUCTION

   This plan (the "Plan") is adopted pursuant to Rule 18f-3(d) of the Investment Company Act of 1940, as amended (the "1940 Act"), and will be effective as of July 28, 1997. The Plan relates to shares of the open-end investment companies to which Dean Witter InterCapital Inc. acts as investment manager, that are listed on Schedule A, as may be amended from time to time (each, a "Fund" and collectively, the "Funds"). The Funds are distributed pursuant to a system (the "Multiple Class System") in which each class of shares (each, a "Class" and collectively, the "Classes") of a Fund represents a pro rata interest in the same portfolio of investments of the Fund and differs only to the extent outlined below.

I. DISTRIBUTION ARRANGEMENTS

   One or more Classes of shares of the Funds are offered for purchase by investors with the sales load structures described below. In addition, pursuant to Rule 12b-1 under the 1940 Act, the Funds have each adopted a Plan of Distribution (the "12b-1 Plan") under which shares of certain Classes are subject to the service and/or distribution fees ("12b-1 fees") described below.

   1. Class A Shares

   Class A shares are offered with a front-end sales load ("FESL"). The schedule of sales charges applicable to a Fund and the circumstances under which the sales charges are subject to reduction are set forth in each Fund's current prospectus. As stated in each Fund's current prospectus, Class A shares may be purchased at net asset value (without a FESL): (i) in the case of certain large purchases of such shares; and (ii) by certain limited categories of investors, in each case, under the circumstances and conditions set forth in each Fund's current prospectus. Class A shares purchased at net asset value may be subject to a contingent deferred sales charge ("CDSC") on redemptions made within one year of purchase. Further information relating to the CDSC, including the manner in which it is calculated, is set forth in paragraph 6 below. Class A shares are also subject to payments under each Fund's 12b-1 Plan to reimburse Dean Witter Distributors Inc., Dean Witter Reynolds Inc. ("DWR"), its affiliates and other broker-dealers for distribution expenses incurred by them specifically on behalf of the Class, assessed at an annual rate of up to 0.25% of average daily net assets. The entire amount of the 12b-1 fee represents a service fee within the meaning of National Association of Securities Dealers, Inc. ("NASD") guidelines.

   2. Class B Shares

   Class B shares are offered without a FESL, but will in most cases be subject to a six-year declining CDSC which is calculated in the manner set forth in paragraph 6 below. Class B shares purchased by certain qualified employer-sponsored benefit plans are subject to a three-year declining CDSC which is calculated in the manner set forth in paragraph 6 below. The schedule of CDSC charges applicable to each Fund is set forth in each Fund's current prospectus. With the exception of certain of the Funds which have a different formula described below (Dean Witter American Value Fund, Dean Witter Natural Resource Development Securities Inc., Dean Witter Strategist Fund and Dean Witter Dividend Growth Securities

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Inc.) (1), Class B shares are also subject to a fee under each Fund's respective 12b-1 Plan, assessed at the annual rate of up to 1.0% of either:
(a) the lesser of (i) the average daily aggregate gross sales of the Fund's Class B shares since the inception of the Fund (not including reinvestment of dividends or capital gains distributions), less the average daily aggregate net asset value of the Fund's Class B shares redeemed since the Fund's inception upon which a CDSC has been imposed or waived, or (ii) the average daily net assets of Class B; or (b) the average daily net assets of Class B. A portion of the 12b-1 fee equal to up to 0.25% of the Fund's average daily net assets is characterized as a service fee within the meaning of the NASD guidelines and the remaining portion of the 12b-1 fee, if any, is characterized as an asset-based sales charge. Also, Class B shares have a conversion feature ("Conversion Feature") under which such shares convert to Class A shares after a certain holding period. Details of the Conversion Feature are set forth in Section IV below.

   3. Class C Shares

   Class C shares are offered without imposition of a FESL, but will in most cases be subject to a CDSC of 1.0% on redemptions made within one year after purchase. Further information relating to the CDSC is set forth in paragraph 6 below. In addition, Class C shares, under each Fund's 12b-1 Plan, are subject to 12b-1 payments to reimburse Dean Witter Distributors Inc., DWR, its affiliates and other broker-dealers for distribution expenses incurred by them specifically on behalf of the Class, assessed at the annual rate of up to 1.0% of the average daily net assets of the Class. A portion of the 12b-1 fee equal to up to 0.25% of the Fund's average daily net assets is characterized as a service fee within the meaning of NASD guidelines. Unlike Class B shares, Class C shares do not have the Conversion Feature.

   4. Class D Shares

   Class D shares are offered without imposition of a FESL, CDSC or a 12b-1 fee for purchases of Fund shares by (i) investors meeting an initial minimum investment requirement and (ii) certain other limited categories of investors, in each case, as may be approved by the Boards of Directors/Trustees of the Funds and as disclosed in each Fund's current prospectus.

   5. Additional Classes of Shares

   The Boards of Directors/Trustees of the Funds have the authority to create additional Classes, or change existing Classes, from time to time, in accordance with Rule 18f-3 under the 1940 Act.

   6. Calculation of the CDSC

   Any applicable CDSC is calculated based upon the lesser of net asset value of the shares at the time of purchase or at the time of redemption. The CDSC does not apply to amounts representing an increase in share value due to capital appreciation and shares acquired through the reinvestment of dividends or

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(1)The payments under the 12b-1 Plan for each of Dean Witter American Value
Fund, Dean Witter Natural Resource Development Securities Inc. and Dean Witter Dividend Growth Securities Inc. are assessed at the annual rate of 1.0% of the lesser of: (a) the average daily aggregate gross sales of the Fund's Class B shares since the inception of the Fund's Plan (not including reinvestment of dividends or capital gains distributions), less the average daily aggregate net asset value of the Fund's Class B shares redeemed since the Plan's inception upon which a contingent deferred sales charge has been imposed or waived, or (b) the average daily net assets of Class B attributable to shares issued, net of related shares redeemed, since inception of the Plan. The payments under the 12b-1 Plan for the Dean Witter Strategist Fund are assessed at the annual rate of: (i) 1% of the lesser of
(a) the average daily aggregate gross sales of the Fund's Class B shares since the effectiveness of the first amendment of the Plan on November 8, 1989 (not including reinvestment of dividends or capital gains distributions), less the average daily aggregate net asset value of the Fund's Class B shares redeemed since the effectiveness of the first amended Plan, upon which a contingent deferred sales charge has been imposed or waived, or (b) the average daily net assets of Class B attributable to shares issued, net of related shares redeemed, since the effectiveness of the first amended Plan; plus (ii) 0.25% of the average daily net assets of Class B attributable to shares issued, net of related shares redeemed, prior to effectiveness of the first amended Plan.

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capital gains distributions. The CDSC schedule applicable to a Fund and the circumstances in which the CDSC is subject to waiver are set forth in each Fund's prospectus.

II. EXPENSE ALLOCATIONS

   Expenses incurred by a Fund are allocated among the various Classes of shares pro rata based on the net assets of the Fund attributable to each Class, except that 12b-1 fees relating to a particular Class are allocated directly to that Class. In addition, other expenses associated with a particular Class (except advisory or custodial fees), may be allocated directly to that Class, provided that such expenses are reasonably identified as specifically attributable to that Class and the direct allocation to that Class is approved by the Fund's Board of Directors/Trustees.

III. CLASS DESIGNATION

   All shares of the Funds held prior to July 28, 1997 (other than the shares held by certain employee benefit plans established by DWR and its affiliate, SPS Transaction Services, Inc., shares of Funds offered with a FESL, and shares of Dean Witter Balanced Growth Fund and Dean Witter Balanced Income
Fund) have been designated Class B shares. Shares held prior to July 28, 1997 by such employee benefit plans have been designated Class D shares. Shares held prior to July 28, 1997 of Funds offered with a FESL have been designated Class D shares. In addition, shares of Dean Witter American Value Fund purchased prior to April 30, 1984, shares of Dean Witter Strategist Fund purchased prior to November 8, 1989 and shares of Dean Witter Natural Resource Development Securities Inc. and Dean Witter Dividend Growth Securities Inc. purchased prior to July 2, 1984 (with respect to such shares of each Fund, including such proportion of shares acquired through reinvestment of dividends and capital gains distributions as the total number of shares acquired prior to each of the preceding dates in this sentence bears to the total number of shares purchased and owned by the shareholder of that Fund) have been designated Class D shares. Shares of Dean Witter Balanced Growth Fund and Dean Witter Balanced Income Fund held prior to July 28, 1997 have been designated Class C shares except that shares of Dean Witter Balanced Growth Fund and Dean Witter Balanced Income Fund held prior to July 28, 1997 that were acquired in exchange for shares of an investment company offered with a CDSC have been designated Class B shares and those that were acquired in exchange for shares of an investment company offered with a FESL have been designated Class A shares.

IV. THE CONVERSION FEATURE

   Class B shares held before May 1, 1997 will convert to Class A shares in May, 2007, except that Class B shares which are purchased before July 28, 1997 by trusts for which Dean Witter Trust Company ("DWTC") or Dean Witter Trust FSB ("DWTFSB") provides discretionary trustee services will convert to Class A shares on or about August 29, 1997 (the CDSC will not be applicable to such shares upon the conversion). In all other instances, Class B shares of each Fund will automatically convert to Class A shares, based on the relative net asset values of the shares of the two Classes on the conversion date, which will be approximately ten (10) years after the date of the original purchase. Conversions will be effected once a month. The 10 year period will be calculated from the last day of the month in which the shares were purchased or, in the case of Class B shares acquired through an exchange or a series of exchanges, from the last day of the month in which the original Class B shares were purchased, provided that shares originally purchased before May 1, 1997 will convert to Class A shares in May, 2007. Except as set forth below, the conversion of shares purchased on or after May 1, 1997 will take place in the month following the tenth anniversary of the purchase. There will also be converted at that time such proportion of Class B shares acquired through automatic reinvestment of dividends owned by the shareholder as the total number of his or her Class B shares converting at the time bears to the total number of outstanding Class B shares purchased and owned by the shareholder. In the case of Class B shares held by a 401(k) plan or other employer-sponsored plan qualified under Section 401(a) of the Internal Revenue Code (the "Code") and for which DWTC or DWTFSB serves as Trustee or the 401(k) Support Services Group of DWR serves as recordkeeper, all Class B shares will convert to Class A shares on the conversion date of the first shares of a Fund purchased by that plan. In the case of Class B shares previously exchanged

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for shares of an "Exchange Fund" (as such term is defined in the prospectus of each Fund), the period of time the shares were held in the Exchange Fund (calculated from the last day of the month in which the Exchange Fund shares were acquired) is excluded from the holding period for conversion. If those shares are subsequently re-exchanged for Class B shares of a Fund, the holding period resumes on the last day of the month in which Class B shares are reacquired.

   Effectiveness of the Conversion Feature is subject to the continuing availability of a ruling of the Internal Revenue Service or an opinion of counsel to the effect that (i) the conversion of shares does not constitute a taxable event under the Code; (ii) Class A shares received on conversion will have a basis equal to the shareholder's basis in the converted Class B shares immediately prior to the conversion; and (iii) Class A shares received on conversion will have a holding period that includes the holding period of the converted Class B shares. The Conversion Feature may be suspended if the Ruling or opinion is no longer available. In such event, Class B shares would continue to be subject to Class B fees under the applicable Fund's 12b-1 Plan.

V. EXCHANGE PRIVILEGES

   Shares of each Class may be exchanged for shares of the same Class of the other Funds and for shares of certain other investment companies without the imposition of an exchange fee as described in the prospectuses and statements of additional information of the Funds. The exchange privilege of each Fund may be terminated or revised at any time by the Fund upon such notice as may be required by applicable regulatory agencies as described in each Fund's prospectus.

VI. VOTING

   Each Class shall have exclusive voting rights on any matter that relates solely to its 12b-1 Plan, except that Class B shareholders will have the right to vote on any proposed material increase in Class A's expenses, including payments under the Class A 12b-1 Plan, if such proposal is submitted separately to Class A shareholders. If the amount of expenses, including payments under the Class A 12b-1 Plan, is increased materially without the approval of Class B shareholders, the Fund will establish a new Class A for Class B shareholders whose shares automatically convert on the same terms as applied to Class A before the increase. In addition, each Class shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class.

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                              DEAN WITTER FUNDS
                  MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3
                                  SCHEDULE A
                               AT JULY 28, 1997

1)    Dean Witter American Value Fund
2)    Dean Witter Balanced Growth Fund
3)    Dean Witter Balanced Income Fund
4)    Dean Witter California Tax-Free Income Fund
5)    Dean Witter Capital Appreciation Fund
6)    Dean Witter Capital Growth Securities
7)    Dean Witter Convertible Securities Trust
8)    Dean Witter Developing Growth Securities Trust
9)    Dean Witter Diversified Income Trust
10)   Dean Witter Dividend Growth Securities Inc.
11)   Dean Witter European Growth Fund Inc.
12)   Dean Witter Federal Securities Trust
13)   Dean Witter Financial Services Trust
14)   Dean Witter Global Asset Allocation Fund
15)   Dean Witter Global Dividend Growth Securities
16)   Dean Witter Global Utilities Fund
17)   Dean Witter Health Sciences Trust
18)   Dean Witter High Yield Securities Inc.
19)   Dean Witter Income Builder Fund
20)   Dean Witter Information Fund
21)   Dean Witter Intermediate Income Securities
22)   Dean Witter International SmallCap Fund
23)   Dean Witter Japan Fund
24)   Dean Witter Managers' Select Fund
25)   Dean Witter Market Leader Trust
26)   Dean Witter Mid-Cap Growth Fund
27)   Dean Witter Natural Resource Development Securities Inc.
28)   Dean Witter New York Tax-Free Income Fund
29)   Dean Witter Pacific Growth Fund Inc.
30)   Dean Witter Precious Metals and Minerals Trust
31)   Dean Witter Special Value Fund
32)   Dean Witter Strategist Fund
33)   Dean Witter Tax-Exempt Securities Trust
34)   Dean Witter U.S. Government Securities Trust
35)   Dean Witter Utilities Fund
36)   Dean Witter Value-Added Market Series/Equity Portfolio
37)   Dean Witter World Wide Income Trust
38)   Dean Witter World Wide Investment Trust

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